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                                                                       EXHIBIT 2
                                                                       ---------

                            JOINT REPORTING AGREEMENT
                            -------------------------


         In consideration of the mutual covenants herein contained, each of the parties hereto represents to and agrees with the other party as follows:

         1. Such party is eligible to file a statement or statements on Schedule 13G pertaining to the Common Stock, $.01 value per share, STAR
Telecommunications, Inc., to which this Agreement is an exhibit, for filing of the information contained therein.

         2. Such party is responsible for timely filing of such statement and any amendments thereto and for the completeness and accuracy of the information concerning such party contained therein, PROVIDED that no such party is responsible for the completeness or accuracy of the information concerning the other parties making the filing, unless such party knows or has reason to believe that such information is inaccurate.

         3. Such party agrees that such statement is filed by and on behalf of each party and that any amendment thereto will be filed on behalf of each such party.

         This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

Dated: January 20, 1999               GOTEL INVESTMENTS LTD.



                                      BY: /s/
                                         ---------------------------------------
                                         Walter Stresemann, Director


                                      GLOBAL INVESTMENTS TRUST
                                      By: Intertrust (Guernsey) Limited, Trustee


                                      BY: /s/
                                         ---------------------------------------
                                         Walter Stresemann, Director


                                      INTERTRUST (GUERNSEY) LIMITED


                                      BY: /s/
                                         ---------------------------------------
                                         Walter Stresemann, Director